                           DATUM INC. AND SUBSIDIARIES

                                   EXHIBIT 21



                              LIST OF SUBSIDIARIES

                                                              State or Other
                                                              Jurisdiction of
         Name                                                 Incorporation
         ----                                                 -------------
         Frequency and Time Systems, Inc.                     Delaware

         Austron, Inc.                                        Texas

         Efratom Time & Frequency Products, Inc.              Colorado

         Datum GmbH                                           Germany